UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________
FORM 8-K
_______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported)  June 29, 2016
_______________
Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)
_______________
Delaware	001-32277	87-0591719
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)
(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement
On June 28th 2016, Crexendo, Inc. (the "Company") entered into an amendment (“Amendment”) to a Term Loan Agreement dated December 30, 2015 (the "Loan Agreement"), with Steven G. Mihaylo, as Trustee of the Steven G. Mihaylo Trust dated August 19, 1999 (the "Lender"). The terms of the Loan Agreement were not changed other than the provision which required the Lender to increase the amount of the Loan by up to an additional $1,000,000 on the same terms and conditions as the initial advance if the independent directors of the Company, in their reasonable discretion, determine such an increase is necessary for the funding needs of the Company and that the terms of the Loan are in the best interests of the Company and its stockholders has been extended to allow the Board of Directors to make such a determination up to May 30, 2017 .

The foregoing paragraphs provide a brief summary of selected provisions of the Amendment to the Loan Agreement. This summary is not complete and is qualified in its entirety by reference to the copy of the Loan Agreement attached to the December 30, 2015 SEC form 8K and the Amendment attached hereto as an Exhibit

10.1. The Amendment has been attached to provide readers with information regarding its terms and is not intended to provide readers with factual information about the current state of affairs of the Company. The Loan Agreement which had been attached to the December 30, 2015 SEC form 8K contained representations and warranties and other statements that are solely for the benefit of the parties to those agreements and are designed to allocate business and other risks among the parties. Such representations and warranties and other statements (i) speak only as to the date on which they were made, and may be modified or qualified by confidential schedules or other disclosures, agreements or understandings among the parties, which the parties believe are not required by the securities laws to be publicly disclosed, and (ii) may be subject to a different materiality standard than the standard that is applicable to disclosures to investors. Moreover, information concerning the subject matter of the representations and warranties and other statements made in the Loan Agreement will likely change after the execution date of the Loan Agreement, and subsequent information may or may not be fully reflected in the Company's public disclosures. Accordingly, investors should not rely upon representations and warranties and other statements in the Loan Agreement as factual characterizations of the actual state of affairs of the Company. Investors should instead look to disclosures contained in the Company's reports under the Securities Exchange Act of 1934, as amended.

Safe Harbor for Forward-Looking Statements
In addition to historical information, this Report contains forward-looking statements. The Company may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass the Company's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should," "likely" and similar expressions identify forward-looking statements. All forward-looking statements included in this Report and the exhibits filed herewith are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. Readers should note that many factors could affect the proposed transactions, as well as the future operating and financial results of the Company, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this Report. These factors include, but are not limited to, the timing of the actions contemplated by the proposed transactions and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause the Company's actual results to differ from management's current expectations are contained in the Company's filings with the SEC, including the section of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, entitled "Risk Factors." All subsequent forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

Item 9.01
Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description
10.1	Amendment to a term Loan Agreement, dated June 28, 2016, between Crexendo, Inc. and Steven G. Mihaylo, as Trustee of the Steven G. Mihaylo Trust dated August 19, 1999.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: June 29, 2015	Crexendo, Inc.

	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer